Exhibit 23.2

NSAI NETHERLAND, SEWELL
& ASSOCIATES, INC.

Consent of Independent Petroleum Engineers and Geologists

As independent oil and gas consultants, Netherland, Sewell & Associates, Inc. hereby consents to (i) all references to our firm included in or made a part of the Kerr-McGee Corporation Annual Report on Form 10-K to be filed with the Securities and Exchange Commission on or about March 1, 2005 (“Form 10-K”), (ii) the inclusion of our review letter dated January 19, 2005 (“Letter Report”) as an exhibit to the Form 10-K, and (iii) the incorporation by reference in the Registration Statements on Form S-8 (File Nos. 333-66436, 333-66438, 333-66440, 333-66442, 333-89558, 333-41008, 333-41006, 333-41000, 333-39222, 333-92865, 333-05999, 33-50949, 33-24274 and 333-116950) and Form S-3 (File Nos. 333-81720, 333-115935 and 333-68136) of Kerr-McGee Corporation of information from the Letter Report.

NETHERLAND, SEWELL & ASSOCIATES, INC
By:	/s/ Danny D. Simmons
Danny D. Simmons Executive Vice President

Houston, Texas
February 22, 2005